Exhibit 11(B)

                     CYTEC INDUSTRIES INC. AND SUBSIDIARIES

                   Historical Earnings Per Share Computations
                (Thousands of Dollars, except per share amounts)

                                                               Year Ended
                                                            December 31, 1995
                                                        ------------------------
                                                                        Fully
                                                          Primary      Diluted
                                                        ---------     ---------

Net earnings                                            $ 282,170     $ 282,170

Excess of repurchase price over related
 book value of Series A stock and
 Series B stock                                          (195,202)     (195,202)

Preferred stock dividend requirements                     (10,707)       (5,397)
                                                        ---------     ---------

Net earnings available for common stockholders          $  76,261     $  81,571
                                                        =========     =========

Weighted average number of shares of common
 stock outstanding during the period
 exclusive of the following:                               40,473        40,473

Common stock equivalents:
 Restricted stock                                             353           464
 Non qualified stock options                                1,542         1,842
Assumed conversion of Series B preferred stock               --          14,124
                                                        ---------     ---------

Adjusted weighted average number of share of
 common stock outstanding during the period                42,368        56,903
                                                        =========     =========

Earnings per share                                      $    1.80     $    1.43
                                                        =========     =========


See Note 2 of the Notes to the Consolidated Financial Statements incorporated by reference herein for explanation of earnings per share calculations.